The MainStay Funds

Redesignation of Series of Shares
of Beneficial Interest, Par Value $0.01 Per Share

The undersigned, being at least a majority of the Trustees of The MainStay Funds, a Massachusetts business trust ("Trust"), acting pursuant to Article V, Section 5.11 and Article VIII, Section 8.3 of the Trust's Declaration of Trust dated January 9, 1986, as amended and restated on August 19, 2016 ("Declaration of Trust"), deeming it desirable to make changes to the Declaration of Trust that do not materially adversely affect the rights of the Trust's shareholders, hereby amend the Declaration of Trust as follows:

1. Effective as of February 28, 2020, the series of the Trust are re-designated as shown below, and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series, as thereafter amended, remain in full force and effect.

Former Name	New Name
MainStay Large Cap Growth Fund	MainStay Winslow Large Cap Growth Fund

2. Effective as of August 31, 2020, the series of the Trust are re-designated as shown below, and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series, as thereafter amended, remain in full force and effect.

Former Name	New Name
MainStay MacKay Infrastructure Bond Fund	MainStay MacKay U.S. Infrastructure Bond Fund

3. Effective as of February 28, 2021, the series of the Trust are re-designated as shown below, and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series, as thereafter amended, remain in full force and effect.

Former Name	New Name
MainStay MacKay Unconstrained Bond Fund	MainStay MacKay Strategic Bond Fund

/s/ David H. Chow

David H. Chow

/s/ Susan B. Kerley

Susan B. Kerley

/s/ Richard H. Nolan

Richard H. Nolan

/s/ Richard S. Trutanic

Richard S. Trutanic

/s/ Yie-Hsin Hung

Yie-Hsin Hung

/s/ Alan R. Latshaw

Alan R. Latshaw

/s/ Jacques J. Perold

Jacques J. Perold